Exhibit 99.2

October 29, 2010

Douglas H. Miller

Chief Executive Officer

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Dear Mr. Miller:

This letter is to acknowledge our interest in pursuing with you a potential transaction involving the acquisition of all of the outstanding shares of common stock of EXCO Resources, Inc. (the “Company”) and to confirm that you can use our name in a written letter to the Board of Directors of the Company disclosing our interest in pursuing such transaction. We acknowledge that any such letter to the Board of Directors of the Company could be publicly disclosed. This letter shall not create any binding obligation on our part.

Sincerely,

OCM PRINCIPAL OPPORTUNITIES FUND IV DELAWARE, L.P.

By: OCM Principal Opportunities Fund IV Delaware GP Inc.
Its: General Partner

By:
Name:	Adam Pierce
Title:	Authorized Signatory

By:
Name:	Lisa Arakaki
Title:	Authorized Signatory

OCM PRINCIPAL OPPORTUNITIES FUND III, L.P.

By: OCM Principal Opportunities Fund III GP, L.P.,
Its: General Partner

By: Oaktree Fund GP I, L.P.,
Its: General Partner

By:
Name:	Adam Pierce
Title:	Authorized Signatory

By:
Name:	Lisa Arakaki
Title:	Authorized Signatory

OCM PRINCIPAL OPPORTUNITIES FUND IIIA, L.P.

By: OCM Principal Opportunities Fund III GP, L.P.,
Its: General Partner

By: Oaktree Fund GP I, L.P.,
Its: General Partner

By:
Name:	Adam Pierce
Title:	Authorized Signatory

By:
Name:	Lisa Arakaki
Title:	Authorized Signatory